EXHIBIT 99.4
SOLICITING DEALER FORM

DORAL FINANCIAL CORPORATION

With Respect to the

OFFER TO EXCHANGE

Up to 16,500,000 Shares of Doral Financial Corporation Common Stock for
Issued and Outstanding Shares of Doral Financial Corporation 7.00% Noncumulative Monthly Income Preferred Stock, Series A (CUSIP No. 25811P209), 8.35% Noncumulative Monthly Income Preferred Stock, Series B (CUSIP No. 25811P308), 7.25% Noncumulative Monthly Income Preferred Stock, Series C (CUSIP No. 25811P407), and 4.75% Perpetual Cumulative Convertible Preferred Stock (CUSIP Nos. 25811P704; 25811P506)

Pursuant to the prospectus dated March 12, 2010

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 19, 2010, UNLESS EXTENDED OR EARLIER TERMINATED BY DORAL FINANCIAL CORPORATION (THE “COMPANY”) (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

The exchange agent and information agent for the exchange offer is:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: tenderoffer@mackenziepartners.com

BY MAIL:	BY OVERNIGHT COURIER:
P.O. Box 859208 Braintree, MA 02185-9208 Attention: Corporate Actions; Doral	161 Bay State Drive Braintree, MA 02184 Attention: Corporate Actions; Doral

By Facsimile:
(For Eligible Institutions only)
(781) 930-4942
Attention: Doral
Confirmation by Telephone:
(781) 930-4900

DELIVERY OF THIS FORM TO AN ADDRESS, OR TRANSMISSION HEREOF VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF THIS FORM. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

Certain terms used but not defined herein have the meanings ascribed to them in the prospectus, dated March 12, 2010 (the “prospectus”).

In order to be eligible to receive the Soliciting Dealer Fee (as defined below), a properly completed soliciting dealer form must be delivered by the relevant soliciting dealer to the exchange agent prior to the expiration date of the Exchange Offer. The Company shall, in its sole discretion, determine whether a broker has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

SOLICITING DEALER FORM

As described in the prospectus, with respect to any tender of shares of preferred stock, the Company will pay the relevant soliciting dealer a fee of 0.50% of the liquidation preference accepted for exchange (the “Soliciting Dealer Fee”). The Company reserves the right to audit any soliciting dealer to confirm bona fide submission of this form. The Company shall, in its sole discretion, determine whether a broker has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

Soliciting dealers are not entitled to a Soliciting Dealer Fee with respect to shares of preferred stock beneficially owned by such soliciting dealer or with respect to any shares of preferred stock that are registered in the name of a soliciting dealer unless such shares of preferred stock are held by such soliciting dealer as nominee and are tendered for the beneficial owner of such shares of preferred stock.

PAYMENT DETAILS

Name of Firm:

Attention:

Address:

Phone Number:

Taxpayer Identification:

Signature:

(Medallion Stamp Required)

By signing this form you hereby confirm that your request for the Soliciting Dealer Fee is bona fide and has been made on behalf of accounts for separate individual beneficial owners tendering preferred stock. Failure to properly complete and execute this form will render the form defective and the Company will not honor your request. Any questions as to what constitutes beneficial ownership should be directed to the exchange agent.

The delivery of this form by a soliciting dealer will constitute a representation by it that (1) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the prospectus and has not received any other fees or compensation in connection with the exchange offer, except in the case of UBS Securities LLC, for any other such fee or compensation received by it as dealer manager for the exchange offer; (3) in soliciting a tender, it has used no solicitation materials other than those furnished by the Company; (4) each holder of preferred stock that it has solicited has received a copy of the prospectus; (5) it is either (i) a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA or (ii) a bank or trust company located in the United States; (6) it is not an affiliate of the Company or any officer, director or 5% or greater shareholder of the Company; and (7) no Soliciting Dealer Fee has been requested or paid with respect to the preferred stock tendered for its own account.

SOLICITING DEALERS SHOULD TAKE CARE TO ENSURE THAT PROPER RECORDS ARE KEPT TO DOCUMENT THEIR ENTITLEMENT TO ANY SOLICITING DEALER FEE. THE COMPANY AND THE EXCHANGE AGENT RESERVE THE RIGHT TO REQUIRE ADDITIONAL INFORMATION AT THEIR DISCRETION, AS DEEMED WARRANTED.

If the space provided in the table below is inadequate, the required information should be listed on a separate schedule and attached to this form.

Participant		Title of Security/Series	Liquidation Preference of
Number	VOI Number	of Preferred Stock	Preferred Stock Tendered